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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus consisting part of this Registration Statement on Form S-4 of Northland Cable Television, Inc. of our reports dated October 10, 1997 relating to the financial statements of Aiken II Cable Systems, a component of Robin Cable Systems, L.P., and the financial statements of Greenwood Cable System a component of InterMedia Partners of Carolina, L.P. which appear in such Prospectus. We also consent to the references to us under the heading "Experts," "Summary Historical and Pro Forma Consolidated Financial Data" and "Selected Historical and Pro Forma Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Summary Historical and Pro Forma Consolidated Financial Data" or "Selected Historical and Pro Forma Consolidated Financial Data."

PRICE WATERHOUSE LLP

San Francisco, California
December 23, 1997